EXHIBIT 31.4

PERICOM SEMICONDUCTOR CORPORATION
CERTIFICATION PURSUANT TO SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002

I, Kevin S. Bauer, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Pericom Semiconductor Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 14, 2015

/s/ Kevin S. Bauer
Kevin S. Bauer
Chief Financial Officer
Pericom Semiconductor Corporation